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                                                                    EXHIBIT 10.2

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND SUCH LAWS AND THE RESPECTIVE RULES AND REGULATIONS THEREUNDER.

                             SECURED PROMISSORY NOTE

$9,000,000                                                     October 8, 1998


         FOR VALUE RECEIVED, WAYNE R. HELLMAN, an individual residing at 7181 Ober Lane, Chagrin Falls, Ohio 44023 ("Maker") promises to pay to the order of ADVANCED LIGHTING TECHNOLOGIES, INC., an Ohio corporation with its offices at 2307 East Aurora Road, Suite One, Twinsburg, Ohio 44087 ("Payee") the principal sum of Nine Million Dollars ($9,000,000), plus interest (calculated on the basis of a 365 day year) on the principal outstanding from time to time at eight percent (8%) per annum. Maker acknowledges and agrees that Payee has paid the proceeds of the Loan directly to Prudential Securities Incorporated pursuant to the wire instructions attached hereto as EXHIBIT A, on Maker=s behalf, in payment of amounts due under the Margin Loan (as defined in the Loan Agreement of even date herewith by and between Maker and Payee (the "Loan Agreement")) (the Loan Agreement is by this reference incorporated herein; any initially capitalized term used but not herein defined shall have the meaning ascribed to it in the Loan Agreement).

         1. MATURITY. All unpaid principal hereunder and all accrued but unpaid interest thereon shall be due in full at October 6, 1999.

         2. ORDER OF PAYMENT; PREPAYMENT. Each payment (and any prepayments) by Maker to Payee hereunder shall be applied first to the costs of collection, if any, second to accrued but unpaid interest and third to principal, regardless of whether Maker designates a payment otherwise. Maker may, at any time he is not in Default, prepay this Note, in whole or in part, from time to time, without premium or penalty.

         3. PAYMENTS. Payments hereunder shall be made at Payee's address set forth above, or at such other address as Payee may direct.

         4. SECURITY DOCUMENTS. This Note is secured by the Collateral pursuant to the the terms and conditions set forth in the Security Documents and the other Loan

                       $9,000,000 Secured Promissory Note
                            Maker -- Wayne R. Hellman
                                   Page 1 of 4
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Documents, and all of the terms and provisions thereof are by this reference incorporated herein.

         5. DEFAULT. Upon: (A) any Event of Default (as defined in the Loan Agreement); (including the failure to pay any amount when due) after any applicable cure period has passed; or (B) Maker no longer being employed by Payee for any reason (any such event in (A) or (B) being a "Default"), the unpaid principal of the Loan and the accrued but unpaid interest thereon, shall automatically become immediately due and payable.

         6. DEFAULT INTEREST. Any and all amounts owed by Maker to Payee under the terms of this Note which are not paid when due (whether by reason of acceleration or otherwise) shall bear interest at eighteen percent (18%) per annum or, if less, the highest legal rate, until all of such sums are paid in full.

         7. SETOFF. Maker agrees that, in addition to, and without limitation of, any right of setoff or counterclaim which Payee may otherwise have against Maker, upon any Default Payee shall be entitled, at its option, to setoff amounts owed by it to Maker or amounts held by it for the account of Maker, against any principal, interest or other amounts owing from Maker to Payee hereunder or under the other Loan Documents,

         8. MAKER'S WAIVER. Maker waives demand, presentment for payment, notice of dishonor, protest, notice of protest, diligence in collection, bringing suit in connection with the delivery, acceptance, performance, default or enforcement of this Note and any homestead exemption. Maker agrees that Payee may extend the time for payment, accept partial payments, or exchange or release any Collateral securing the Loan, without discharging or releasing Maker.

         9. COLLECTION COSTS. Upon any Default, if this Note is placed by Payee in the hands of any attorney for collection, through legal proceedings or otherwise, Maker agrees to pay reasonable attorneys' fees to the holder hereof together with reasonable costs and expenses of collection, including, without limitation, any such attorneys' fees, costs and expenses relating to any proceedings with respect to the bankruptcy, insolvency, or readjustment of debt of Maker. All such amounts shall be added to principal as they are incurred.

         10. AMENDMENT; WAIVER. This Note may not be amended or modified in any manner except by written instrument executed by Payee and Maker. No delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any such other right, nor shall any such delay or omission be deemed to bar any right hereunder on any future occasion.

         11. SUCCESSORS. Any reference herein to Payee shall be a reference to Payee and any subsequent holder of this Note. This Note shall be binding upon Maker, his heirs,


                       $9,000,000 Secured Promissory Note
                            Maker -- Wayne R. Hellman
                                   Page 2 of 4
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estate, executors, administrators and personal representatives, and shall benefit Payee and its successors and assigns, and any subsequent holder of this Note.

         12. GENERAL. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio, without regard to any conflicts or choice of law rules, and shall be construed and interpreted without any presumption or construction against the party causing this Note to be drafted.

         IN WITNESS WHEREOF, Maker has duly executed this Note on the date first above written.

                                                MAKER


                                                /s/ WAYNE R. HELLMAN
                                                ------------------------------
                                                   Wayne R. Hellman






                       $9,000,000 Secured Promissory Note
                            Maker -- Wayne R. Hellman
                                   Page 3 of 4

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                                                                       EXHIBIT A

                                 ROETZEL ANDRESS
                        One Cleveland Center, Suite 1650
                               1375 E. 9th Street
                              Cleveland, Ohio 44114
                                 (216) 623-0150
                               Fax (216) 623-0134


                                 October 7, 1998


Jay R. Faeges, Esq.
Goodman Weiss Miller, LLP
100 Erieview Plaza, 27th Floor
Cleveland, Ohio 44114

                  RE: Wayne R. Hellman and Advanced Lighting Technologies, Inc.

Dear Jay:

         Pursuant to your request, please be advised that as of the close of business on October 6, the actual debit balance in Wayne R. Hellman's account at Prudential Securities, Inc. was $15,049,195.00 and that the margin call was $8,327,313.00. Please be advised that the amount of the debit balance and the margin call will be affected by the day-to-day fluctuations in the stock price.

         The money should be sent to the following by wire transfer:

                        Chase Manhattan Bank (Chase NYC)
                                 ABA # 021000021
                                Account 066296390
                     Further credit to Wayne R. Hellman and
                 Prudential Securities Account Number JTW-001475

                                                     Sincerely,

                                                     ROETZEL & ANDRESS


                                                     /s/ Donald S. Scherzer/ajl
                                                     --------------------------
                                                     Donald S. Scherzer

DSS:ajl/16274_1
cc:    Mr. Wayne R. Hellman
       Gerald W. Cowden, Esq.
VIA FACSIMILE (216-363-5844)
---------------------------